Cheetah Oil & Gas Ltd. Announces Findlay as President

Vancouver, British Columbia CANADA, May 18, 2010 Cheetah Oil & Gas Ltd. (COHG - OTCBB), (the "Company" or "Cheetah") provides the following information to update shareholders on corporate developments.

Mr. Robert McAllister reports

Cheetah has appointed Donald Findlay as the corporation's new president.

Mr. Findlay holds an MSc of Geology from the University of Manitoba. He previously served as the exploration manager of Western Canada for Enterra Energy Trust. Mr. Findlay has shown a good ability to be early in the development search for new high potential plays. In 2005 Mr. Findlay completed a regional Bakken study and drilled a successful Bakken /Alida well long before it became the multi billion dollar play that it is today. In 2008 Mr. Findlay saw the growing potential of the Viking oil horizon in west central Saskatchewan with new drilling technology as a new area that would be worth potentially billions again before the herd.

"I am very excited and pleased to take on the role of president of Cheetah Oil & Gas Ltd.," stated Mr. Findlay. "Cheetah boasts an excellent light oil development project at Belmont Lake, Mississippi and of the surrounding 140,000 acres of exploration lands in which we own a 40% gross interest. I look forward to advancing these projects as well as pursuing other light oil acquisitions in North America."

The corporation also announces the stepping down of Robert McAllister from the position of president. Mr. McAllister will remain CEO and director of the corporation.

Cheetah has granted a total of 400,000 incentive stock options to officers, directors of the company, at an exercise price of 10 cents.

A new presentation has been posted to the website www.cheetahoil.com to reflect the corporate information provided today.

About Cheetah:

The company is a domestic oil & gas producer with its focus on high quality North American oil assets. The company evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Donald Findlay"
Mr. Donald Findlay, President

FOR FURTHER INFORMATION PLEASE CONTACT:
Donald Findlay.
President
(403) 777.9219

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.